Exhibit 3.1.48

ARTICLES OF INCORPORATION OF NOBLE BROADCAST OF COLORADO, INC.

I

The name of this corporation is Noble Broadcast of Colorado, Inc.

II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

III

The name and address in the State of California of this corporation’s initial agent for service of process is:

J. Terence O’Malley

4891 Pacific Highway

San Diego, California 92110

IV

This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 100,000.

Dated: August 21, 1987

/s/ J. TERENCE O’MALLEY
J. TERENCE O’MALLEY, Incorporator

I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

/s/ J. TERENCE O’MALLEY
J. TERENCE O’MALLEY

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION OF NOBLE BROADCAST OF COLORADO, INC.

The undersigned certify that:

1. They are the senior vice president and assistant secretary, respectively of Noble Broadcast of Colorado, Inc., a California corporation.

2. Article I of the Articles of Incorporation of this corporation is amended to read as follows:

I: The name of the corporation is Jacor Broadcasting of Denver, Inc.

3. The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the board of directors.

4. The foregoing amendment and restatement of Articles of Incorporation have been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The total number of outstanding shares of the corporation is 100. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: July 10, 1997

/s/ Jerome L. Kersting
Jerome L. Kersting, Senior Vice President

/s/ R. Christopher Weber
R. Christopher Weber, Assistant Secretary